Memorandum of Understanding

May 29, 2020

Vitro Diagnostics Inc. dba Vitro Biopharma (“Vitro”) and Global Institute of Stem Cell Therapy and Research, Inc. dba Giostar (“Giostar”) Memorandum of Understanding (“MOU”).

Whereas; Giostar and Vitro desire to collaborate on Giostar's application with the United States Food and Drug Administration (“FDA”) for an Investigational New Drug (“IND”) application for a clinical trial of a COVID-19 therapy utilizing umbilical cord (“UC”) mesenchymal stem cells (“MSC”).

Whereas; Giostar and Vitro desire to utilize in Giostar FDA application and its clinical trial the UC MSC's manufactured by Vitro under its brand name of AlloRx Stem Cells™ (“AlloRx”).

Whereas; Giostar and Vitro desire to pursue other venues of collaboration with each other such as utilizing AlloRx in other US FDA IND clinical trials.

Whereas; Giostar and Vitro express interest in building a collaborative relationship to explore the possibilities of Vitro supplying its AlloRx product to Giostar's regenerative medical clinics.

It is therefore agreed by both parties that:

1.Vitro agrees to support Giostar's Covid-19 IND application by providing Giostar the authorization to utilize Vitro's Chemistry, Manufacturing, Controls (CMC) and Pharmacology, Toxicology (PT) sections of Vitro's current Covid-19 IND filing. Vitro is to co-operate with Giostar and the FDA to support Giostar's efforts in obtaining a successful IND authorization for the Covid-19 therapy utilizing Vitro's AlloRx Stem Cells™.

2.Giostar agrees to purchase and exclusively use Vitro's AlloRx Stem Cells™ and Vitro agrees to exclusively supply to Giostar for the Covid-19 IND application and clinical trial resulting with the utilization of Vitro's CMC as well as other filings with the FDA in which Giostar relies on Vitro's proprietary intellectual property.

3.Due to the highly confidential nature of the information contained within Vitro's CMC and PT information and other information filed with the FDA or provided under the Non-Disclosure Agreement signed between Giostar and Vitro ("NDA") attached herein, the use of that information is restricted to supporting Giostar's IND filing with the FDA for Covid-19 clinical trials and cannot be shared internally within Giostar's operations. Such information is exclusively and confidentially only to be used for the express purpose of obtaining IND authorization for a Covid-19 clinical trial using exclusively AlloRx for that clinical trial.

4.Vitro agrees to supply its AlloRx and supporting information in the joint collaboration between the parties; Vitro will provide Giostar with AlloRx for the Covid-19 IND at a price of $__ per 100M cells of AlloRx.

5. Vitro and Giostar agrees that after successful completion of trials, the final approved product AlloRx will only and exclusively be used by Giostar to treat Covid-19 patients on commercial basis and Giostar will pay $_____ per 100M cells of AlloRx to Vitro. Vitro cannot and will not supply this approved AlloRx Covid-19 product to any other party accept Giostar.

6. Giostar and Vitro recognizes that Vitro manufactures and distributes its AlloRx product into other non Covid-19 markets worldwide for other medical indications, therapies and treatments for which there is no exclusivity to Giostar.

Proprietary Intellectual Property; shall mean all the information supplied to the FDA in confidence that Vitro authorizes for use by Giostar for the Covid-19 IND filing. It shall include all of Vitro's patents and patents pending, trademarks, know-how and proprietary and confidential information subject to the NDA.

This MOU is binding and serves as the understanding to support the immediate need necessitated with the current Covid-19 IND filing and can be amended by mutual consent of both parties.

This understanding and NDA shall be governed by and construed under the laws of the State of California. Any action brought for the enforcement or any of the terms, conditions, or provisions of this Agreement shall be brought only in a court of competent jurisdiction in or for the San Diego County in the State of California, and each Party hereby agrees to submit to the jurisdiction of such court and agrees that venue in such court is proper.

/s/ Deven Patel/s/ James Musick

Chief Executive OfficerChief Executive Officer

Global Institute of Stem Cell Vitro Diagnostics, Inc.

Therapy and Research, Inc.4621 Technology Dr.

4660 la Jolla Village Drive, Ste. 100Golden, CO  80403

San Diego, CA  92122